Exhibit 5.1

April 24, 2024

Ford Motor Company

One American Road

Dearborn, Michigan 48126

Re: Registration of Securities

To Whom It May Concern:

This will refer to the Registration Statement on Form S-8 (the "Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to 5,000,000 shares of Common Stock, par value $.01 per share, of the Company ("Common Stock"), relating to the 2024 Stock Plan for Non-Employee Directors of Ford Motor Company (the "Plan"). Effectiveness of the Plan is subject to shareholder approval at the 2024 Annual Meeting of Shareholders scheduled to be held on May 9, 2024.

As Assistant General Counsel and Secretary of the Company, I am familiar with the Restated Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

Based upon the foregoing, and subject to shareholder approval of the Plan, it is my opinion that:

(1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

(2) All necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and all such shares of Common Stock, when issued and delivered pursuant to the Company's Restated Certificate of Incorporation and the Plan, and when the Registration Statement shall have become effective, will be legally issued and will be fully paid and non-assessable.

I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Very truly yours,

/s/ Jonathan E. Osgood
Jonathan E. Osgood,
Assistant General Counsel and Secretary

1